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                                                                   EXHIBIT 4.3

                            TARGET THERAPEUTICS, INC.

                       DECLARATION OF REGISTRATION RIGHTS

         This Declaration of Registration Rights ("DECLARATION") is made by Target Therapeutics, Inc., a California corporation ("TARGET"), for the benefit of shareholders of Interventional Therapeutics Corporation, a California corporation ("ITC") acquiring shares of the Common Stock of Target pursuant to that Agreement and Plan of Reorganization, dated as of April 29, 1996 (the "REORGANIZATION AGREEMENT"), among Target, ITC and Target Merger Subsidiary Corporation, a California corporation ("SUB") and wholly-owned subsidiary of Target and the related Agreement of Merger (the "AGREEMENT OF MERGER") between ITC and Sub and in consideration of such shareholders approving the Reorganization Agreement and the transactions contemplated thereby.

         1. Definitions. As used in this Declaration:

              a. "1934 ACT" means the Securities Exchange Act 1934, as amended.

              b. "ACT" means the Securities Act of 1933, as amended.

              c. "EFFECTIVE TIME OF THE MERGER" means the earlier of the time of confirmation of the filing of the Agreement of Merger with the California Secretary of State or the time that the Agreement of Merger is deemed filed with the California Secretary of State.

              d. "FORM S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Commission which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by Target with the Commission.

              e. "HOLDER" means: (i) a shareholder of ITC to whom shares of Common Stock of Target are issued pursuant to the Reorganization Agreement and the Agreement of Merger (including shares of Target Common Stock issued upon the exercise of ITC Options assumed by Target pursuant to Section 1.5 of the Reorganization Agreement), or (ii) each of the escrow agents described in the Reorganization Agreement, or (iii) a transferee of a Holder to whom registration rights granted under this Declaration are granted pursuant to Section 10 of this Declaration.

              f. "REGISTRABLE SECURITIES" means for each Holder the number of shares of Target Common Stock issued to such Holder pursuant to the Reorganization Agreement and the Agreement of Merger (including shares of Target Common Stock issued upon the exercise of ITC Options assumed by Target pursuant to Section 1.5 of the Reorganization Agreement and shares issued to the Escrow Agent pursuant to Section 11.2 thereof; provided, that if the shares of Target Common Stock issued or issuable upon the exercise of such assumed ITC Options are subject to an effective registration statement of Form S-8, then such shares shall not be deemed "Registrable Securities" hereunder), and for all Holders the sum of the Registrable Securities held
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by them, which have not previously been sold or transferred pursuant to an effective registration statement under the Act.

              g. "SEC" means the Securities and Exchange Commission.

         Terms not otherwise defined herein have the meanings given to them in the Reorganization Agreement.

         2. Registration. Target shall use its best efforts to cause the Registrable Securities held by each Holder to be registered under the Act so as to permit the sale thereof, and in connection therewith shall prepare and file with the SEC and shall use its best efforts to cause to become effective on or before the dates and for the periods specified below, up to three (3) registration statements in such form as is then available under the Act covering the Registrable Securities; provided, however, that each Holder shall provide all such information and materials and take all such action as may be required in order to permit Target to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of any such registration statement, such provision of information and materials to be a condition precedent to the obligations of Target pursuant to this Declaration with respect to the Registrable Securities held by such Holder. Target will use its best efforts to cause the first such registration statement, which registration will apply to fifty percent (50%) of the Registrable Securities then held by each Holder, to become effective at the beginning of the second month of the first full calendar quarter following the Closing (as defined in the Reorganization Agreement) and to remain in effect for the duration of such month. Similarly, Target will use its best efforts to cause the second and third such registration statements, each of which will apply to all Registrable Securities then held by each Holder to become effective at the beginning of the second month of the third and fifth full calendar quarters, respectively, following the Closing and to remain in effect for the duration of each of such months. Target shall not be required to effect more than three (3) registrations under this Declaration. The offerings made pursuant to such registrations shall not be underwritten, unless specifically requested in writing by the holders of at least ninety percent (90%) of the Registrable Securities then outstanding.

         3. Postponement of Registration. Notwithstanding Section 2 above, Target shall be entitled to postpone the declaration of effectiveness of the registration statement prepared and filed pursuant to Section 2 for a reasonable period of time, but not in excess of forty-five (45) calendar days after the applicable deadline, if the Board of Directors of Target, acting in good faith, determines that it would be seriously detrimental to the Company and its stockholders for such registration statement to become effective and it is therefore essential to defer the filing of such registration statement. In the event that a registration statement is postponed pursuant to this Section or is otherwise not declared effective at the beginning of the month for which it is to be kept effective, Target agrees to use its best efforts to keep such delayed or belated registration statement effective for at least thirty (30) calendar days from the time that it is declared effective.

         4. Obligations of Target. Target shall (i) prepare and file with the SEC the registration statements in accordance with Section (2) hereof with respect to the shares of Registrable Securities and shall use its best efforts to cause such registration statements to become effective by the applicable date and to keep such registration statements effective for a one-month period following the effective date of such registration statements; (ii) prepare and file

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with the SEC such amendments and supplements to such registration statements and the prospectus used in connection therewith as may be necessary and to comply the provisions of the Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statements; (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus any amended or supplemented prospectus) in conformity with the requirements of the Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while Target shall be required under the provisions hereof to cause the registration statement to remain current; (iv) use its commercially reasonable efforts to register or qualify the shares of the Registrable Securities covered by such registration statements under the securities or blue sky laws of such jurisdictions as Target reasonably determines (provided that Target shall not be required in connection therewith or as a condition thereto to qualify to do business or file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition of such stock in such jurisdictions; (v) notify each Holder upon the happening of any event as a result of which the prospectus included in such registration statements, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; (vi) so long as the applicable registration statement remains effective, promptly prepare, file and furnish to each Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; (vii) notify each Holder, promptly after it shall receive notice thereof, of the date and time the applicable registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed; (viii) notify each Holder promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information; and (ix) advise each Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to its withdrawal if such stop order should be issued. If requested by the holders of at least ninety percent (90%) of the Registrable Securities then outstanding, and provided that the underwriter or underwriters selected by such holders are reasonably satisfactory to Target, shall enter into and perform its obligations under an underwriting agreement with a nationally recognized investment banking firm or firms containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary distributions, provided, however, that each Holder with shares of Registrable Securities included in the offering shall also enter into and perform its obligations under such an agreement. In connection with any offering of shares of Registrable Securities registered pursuant to this Declaration, Target shall (x) furnish each Holder, at Target's expense, with unlegended certificates representing ownership of the shares of Registrable Securities being sold in such denominations as each Holder shall request and (y) instruct the transfer agent and registrar of the

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Registrable Securities to release any stop transfer orders with respect to the shares of Registrable Securities being sold.

         5. Availability of Form S-3. Target represents that if Form S-3 (or a successor form) is not available for use by Target, Target shall file a registration statement on Form S-1 to satisfy its obligations under Section 2 hereof. Target further represents that it believes it is currently eligible to utilize Form S-3 and currently believes that there is no material non-public information which would preclude it from filing a registration statement on Form S-3.

         6. No Further Participation. Target agrees that the registration rights granted hereunder are solely for the benefit of the Holders and that, without the prior written consent of the Holders of two thirds (66.7%) of the Registrable Securities then outstanding, Target will not include any shares being sold for the account of Target or any other party other than a Holder in any registration effected pursuant to this Declaration.

         7. Expenses. Target shall pay all of the out-of-pocket expenses incurred, other than underwriting discounts and commissions, in connection with any registration of Registrable Securities pursuant to this Declaration, including, without limitation, all SEC, NASD and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of Target's outside counsel and independent accountants and a single counsel for all the Holders.

         8. Indemnification. In the event of any offering registered pursuant to this Declaration:

              a. Target will indemnify each Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by Target of any rule or regulation promulgated under the Securities Act, or state securities laws, or common law, applicable to Target in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder, each such Underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that Target will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in

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reliance upon and in conformity with written information furnished to Target and an instrument duly executed by a Holder or underwriter and stated to be specifically for use therein.

              b. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Target, each of its directors and officers and its legal counsel and Independent accountants, each underwriter, if any, of Target's securities covered by such a registration statement, each person who controls Target or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder, its officers, directors and persons controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) or a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Target, such Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Target by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the gross proceeds before expenses and commissions to each such Holder of Registrable Securities sold as contemplated herein.

              c. Each party entitled to indemnification under this Section 12 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

              d. If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, will contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion

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as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

              e. The obligations of Target and each Holder under this Section 8 shall survive the completion of any offering stock in a registration statement under this Declaration and otherwise.

         9. Reports Under Securities Exchange Act of 1934. Target agrees to:

              a. use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Target under the Act and the 1934 Act; and

              b. furnish to each Holder, forthwith upon request (i) a written statement by Target that it has complied with the reporting requirements of the Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of Target and (iii) such other information as may be reasonably requested in availing each Holder of any rule or regulation of the SEC which permits the selling of any such securities pursuant to Form S-3.

         10. Assignment of Registration Rights. The rights to cause Target to register Registrable Securities pursuant to this Declaration may be assigned by a Holder to a transferee of Registrable Securities only if: (a) Target is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to Target by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby; and (b) immediately following such transfer the disposition of such Registrable Securities by the transferee is restricted under the Act.

         11. Amendment of Registration Rights. Holders of a majority of the Registrable Securities may, with the consent of Target, amend the registration rights granted hereunder.

         12. Termination. The registration rights set forth in this Declaration shall terminate with respect to a Holder at the earlier of such time as all of the Registrable Securities then held by such Holder can be sold by such Holder in a three-month period in accordance with Rule 144 under the Act or such time as Target has effected the three (3) registrations required under Section 2 above.

         13. Third Party Beneficiaries. It is intended that the shareholders and, where applicable, the optionholders of ITC be third party beneficiaries to this Declaration of Registration Rights.

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